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
                                                             EXHIBIT 21
                  MINNESOTA MINING AND MANUFACTURING COMPANY
                        AND CONSOLIDATED SUBSIDIARIES
                           PARENT AND SUBSIDIARIES
                                                               Percentage of
                                                           Voting Securities
                                        Organized Under   Beneficially Owned
Name of Company                                 Laws of        by Registrant
Registrant:
  Minnesota Mining and Manufacturing Company   Delaware

Consolidated subsidiaries of the registrant:
  Dyneon LLC                                   Delaware             100
  3M Financial Management Company              Delaware             100
  3M Innovative Properties Company             Delaware             100
  3M Investment Management Corporation         Delaware             100
  3M Unitek Corporation                        California           100
  3M Argentina S.A.C.I.F.I.A.                  Argentina            100
  3M Australia Pty. Limited                    Australia            100
  3M Oesterreich GmbH                          Austria              100
  3M Belgium S.A./N.V.                         Belgium              100
  Seaside Insurance Limited                    Bermuda              100
  3M do Brasil Limitada                        Brazil               100
  3M Canada Inc.                               Canada               100
  3M China Limited                             China                100
  3M A/S                                       Denmark              100
  Suomen 3M Oy                                 Finland              100
  3M France, S.A.                              France               100
  3M Deutschland GmbH                          Germany              100
  3M Hong Kong Limited                         Hong Kong            100
  3M Italia Finanziaria S.p.A.                 Italy                100
  Sumitomo 3M Limited                          Japan                 50
  3M Health Care Limited                       Japan                 75
  3M Korea Limited                             Korea                100
  3M Mexico, S.A. de C.V.                      Mexico               100
  Corporate Services B.V.                      Netherlands          100
  3M Nederland B.V.                            Netherlands          100
  3M (New Zealand) Limited                     New Zealand          100
  3M Norge A/S                                 Norway               100
  3M Puerto Rico, Inc.                         Puerto Rico          100
  3M Singapore Private Limited                 Singapore            100
  3M South Africa (Proprietary) Limited        South Africa         100
  3M Espana, S.A.                              Spain                100
  3M Svenska AB                                Sweden               100
  3M (East) A.G.                               Switzerland          100
  3M (Schweiz) A.G.                            Switzerland          100
  3M Taiwan Limited                            Taiwan               100
  3M Thailand Limited                          Thailand             100
  3M Gulf Ltd.                                 United Arab Emirates 100
  3M United Kingdom Holdings P.L.C.            United Kingdom       100
  3M Venezuela, S.A.                           Venezuela            100

<F1>
NOTE:   Subsidiary  companies  excluded  from  the  above  listing,  if considered in the aggregate, would not constitute a significant subsidiary.